Exhibit 99.1

ENTROPIC ANNOUNCES UPDATED FINANCIAL OUTLOOK FOR Q1 2013

SAN DIEGO, Calif., March 18, 2013 – Entropic (Nasdaq: ENTR), a world leader in semiconductor solutions for the connected home, today announced that financial results for the first quarter 2013 will be below the Company’s previous outlook.

The Company currently expects first quarter revenue to range between $74 million and $76 million. The Company’s previous guidance for the first quarter was for revenue to range between $79 million and $81 million.

The Company noted STB SoC (set-top box system-on-a-chip) revenue was negatively impacted by a change in deployment plans for HD-DTA (high-definition digital-terminal-adapters) STBs by one of Entropic’s end-customer U.S. Pay-TV service providers. The revised deployment plan will slow down the initial ramp of HD-DTA’s and has therefore resulted in excess inventory in the channel. The Company noted the total amount of HD-DTA units expected to ship by U.S. Pay-TV service providers over the next 5 years has not changed even with this short-term set-back.

The Company expects a GAAP loss per share for the first quarter of approximately ($0.03) to ($0.05) and non-GAAP earnings per share of approximately $0.00 to $0.01. The Company’s previous guidance was for non-GAAP earnings per share of $0.02.

Entropic expects to release financial results for the first quarter 2013, and host a conference call for analysts and investors on or around April 30, 2013. At that time, the Company will review its first quarter results and provide an outlook for the second quarter of 2013. Details on the conference call will be announced, prior to that date.

About Entropic

Entropic (Nasdaq:ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic’s next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed – in the home and on the go. For more information, visit Entropic at: www.entropic.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding our expected revenue, and first quarter earnings per share, as well as statements regarding deployment of HD-DTAs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks associated with the development of the market for HD video, including the transition from analog to digital video; risks associated with the STB business acquired in 2012; risks associated with adverse U.S. and international economic conditions; risks associated with timely development and introduction of new or enhanced products; risks associated with competing against larger and more established companies; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on

Form 10-K for the year ended December 31, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Investor Contact:

Debra Hart

+1 858-768-3852

debra.hart@entropic.com

Entropic Media/Industry Analyst Contact:

Chris Fallon

+1 858-768-3827

chris.fallon@entropic.com

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